UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2006
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Non-Employee Director Cash Compensation Plan
On August 1, 2006, upon the recommendation of the nominating and corporate governance committee (the “Governance Committee”) of the board of directors of XenoPort, Inc. (the “Company”), the board of directors of the Company (the “Board”) approved the Non-Employee Directors’ Cash Compensation Plan (the “Director Compensation Plan”). The purpose of the Director Compensation Plan is to help attract, retain and motivate qualified individuals to serve as non-employee directors of the Company and to chair the various committees of the Board by providing competitive cash compensation for such services.
The foregoing description of the Director Compensation Plan is qualified in its entirety by reference to the copy of the Term Sheet for the Director Compensation Plan attached hereto as Exhibit 10.25 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
10.25	Term Sheet for Director Cash Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: August 4, 2006	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description
10.25	Term Sheet for Director Cash Compensation